Exhibit 3.2

THE COMPANIES LAW Company Limited by Shares ARTICLES OF ASSOCIATION OF

MAXCLEAN HOLDINGS LTD

[Chinese Omitted]

INTERPRETATION

1.	The Regulations contained or incorporated in Table A of the First Schedule of the Companies Law (2010 Revision), as amended from time to time, shall not apply to this Company.

2	2.1	In these Articles, the following terms shall have the meanings set opposite unless the context otherwise requires:-

Articles	means these Articles of Association as amended or supplemented from time to time by Special Resolution;

Auditors	means the Auditors (if any) for the time being of the Company;

Company	means the company incorporated in the Cayman Islands under the name of MAXCLEAN HOLDINGS LTD [Chinese Omitted]

Directors	means such person or persons as shall be appointed as the directors of the Company for the time being or, as the case may be, the directors assembled as a board;

Electronic Record	has the meaning defined in the Electronic Transactions Law (2003 Revision), as amended from time to time;

Law
means the Cayman Islands Companies Law (2010 Revision), as amended from time to time and where in these Articles any provision of the Law is referred to, the reference is to that provision as modified by any subsequent law for the time being in force;

Member	means a person who is registered in the Register of Members as the holder of any Share in the Company;

Memorandum of Association	means the Memorandum of Association of the Company for the time being in force;

Month	means a calendar month;

Ordinary Resolution	means a resolution of a general meeting passed by a simple majority of the Members entitled to vote present at the meeting or a written resolution signed by all Members entitled to vote;

Registered Office	means the registered office for the time being of the Company in the Cayman Islands required under the Law;

Register of Members	means the principal register and any branch register of Members of the Company to be maintained at such place within or outside the Cayman Islands as the Directors shall determine from time to time;

Registration Office
means such place or places in the Relevant Territory or elsewhere where the Directors from time to time determine to keep a branch Register of Members of the Company in respect of that class of share capital and where (except in cases where the Directors otherwise agree) transfers of other documents of title for Shares are to be lodged for registration and are to be registered;

Relevant Period
means the period commencing from the date on which any of the securities of the Company first become listed or traded on an exchange or automated quoting system to and including the date immediately before the day on which none of such securities are so listed or traded (and so that if at any time listing or trading of any such securities is suspended for any reason whatsoever and for any length of time, they shall nevertheless be treated, for the purpose of this definition, as listed or traded);

Relevant Territory	means the United States or such other territory where any of the securities of the Company is listed or traded on an exchange or automated quoting system in that territory;

Seal	means the common seal of the Company (if any) or any facsimile or official seal (if any) for the use outside of the Cayman Islands;

Secretary	includes a temporary or assistant or deputy secretary and any person appointed by the Directors to perform any of the duties of the secretary of the Company;

Share	means an ordinary voting share in the capital of the Company and includes a fraction of a share; and

Special Resolution
means a resolution of a general meeting passed by a two thirds majority of the Members entitled to vote thereat present at the meeting or a written resolution signed by all Members entitled to vote and otherwise in accordance with the Law.

2.2	Words importing only the singular number include the plural number and vice-versa.

2.3	Words importing only the masculine gender include the feminine and neuter gender respectively.

2.4	Words importing persons only include companies or associations or bodies of persons whether incorporated or not.

2.5
All reference herein to writing shall include typewriting, printing, lithography, photography, Electronic Record and other modes of representing or reproducing words in a legible and non-transitory form.

2.6	The word “may” shall be construed as permissive and the word “shall” shall be construed as imperative.

2.7	Unless the context otherwise requires, words and expressions defined in the Law bear the same meanings in these Articles.

2.8	Heading used herein are intended for convenience only and shall not affect the constriction of these Articles.

REGISTERED AND OTHER OFFICES

3.
The Registered Office of the Company shall be at such place in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to its Registered Office, may establish and maintain an office in the Cayman Islands or elsewhere as the Directors may from time to time determine.

SHARE RIGHTS

4.
Subject to the provisions, if any, in that behalf in the Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing Shares, any Share may be issued with such preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Special Resolution determine, and subject to the provisions of the Law, any Share may, with the sanction of a Special Resolution, be issued on the terns that it is, or at the option of the Company or the holder is liable, to be redeemed.

VARIATION OF SHARE RIGHTS

5.
If at any time the share capital is divided into different classes of Shares, all or any of the special rights attached to any class of shares (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abrogated with the consent in writing of a majority of the holders of the issued Shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the issued Shares of that class as may be present in person or by proxy. To any such separate general meeting, all of the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one-third of the issued Shares of the class and that any holder of Shares of the relevant class present in person or by proxy may demand a poll.

6.
The special rights conferred upon the holders of any Shares or class of Shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such Shares, be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.

ISSUE OF SHARE

7.
The Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Law) offer, allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and for such consideration, and at such times as they think fit, but so that no Share shall be issued at a discount, except in accordance with the provisions of the Law.

SHARE CERTIFICATES

8.
Every person whose name is entered as a Member in the Register of Members shall be entitled, without payment, to a certificate of the Company specifying the Share or Shares held by him and the amount paid up thereon. In the case of a Share or Shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

9.
If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity, and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Directors shall think fit and, in case of defacement, on delivery of the old certificate of the Company.

NON-RECOGNITION OF TRUSTS

10.
Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder, but the Company may, in accordance with the Law, issue fractions of Shares.

LIEN

11
The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) called or payable at a date fixed by or in accordance with the terms of issue of such Share in respect of that Share, and the-Company shall also have a first and paramount lien on every Share (other than a fully paid-up Share) standing registered in the name of a Member, whether singly or jointly with any other person for all debts and liabilities of a Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not.  The Directors may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any on a Share shall extend to all dividends payable thereon.

12.
The Company may sell, in such manner as the Directors think fit, any Share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been given to the registered holder for the time being of the Share.

13.
The net proceeds of sale by the Company of any Shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Shares prior to the sale) be paid to the person who was the registered holder of the Share immediately before such sale.

14.
For giving effect to any such sale, the Directors may authorise some person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

15.
The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares (whether on account of the par value of the Shares or by way of premium or otherwise) and not, by the terms of issue thereof, made payable at a future date fixed by or in accordance with such terms of issue; and each Member shall (subject to the Company serving upon hint at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares.  A call may be revoked or postponed as the Directors may determine.

16.	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

17.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

18.
If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of the actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

19.
Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the Share or by way of premium or otherwise, shall for all the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

20.	The Directors may make arrangements on the issue of Shares for a difference between the allottees or holders as to the amount of calls to be paid and the times of payment.

21.
The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any Shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting six per cent) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES

22.
If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

23.
The notice shall name a further day (not being less than the expiration of fourteen days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment on or before the day and at the place appointed, the Shares in respect of which the call was made will be liable to be forfeited.  The Directors may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references to these Articles to forfeiture shall include surrender.

24.
If the requirements of any such notice as aforesaid arc not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect.  Such forfeiture shall include dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

25.
A forfeited Share may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

26.
A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the Shares with interest thereon at such rate as the Directors may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company receives payment in full of all amounts due in respect of the Shares. The Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

27.
An affidavit in writing that the deponent is a Director of the Company or the Secretary, and that a Share in the Company has been duly forfeited on the date stated in the affidavit, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any sale, re-allotment or disposition thereof and may authorise some person to execute a transfer of the Share in favour of the person to whom the Share is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the Share.

28.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any suns which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium or otherwise, as if the same had been made payable by virtue of a call duly made and notified.

REGISTER OF MEMBERS

29.
The Directors shall establish and maintain; or cause to be established and maintained, the Register of Members at the Registered Office or at such other place determined by the Directors in the manner prescribed by the Law.

TRANSFER OF SHARES

30.
Subject to the Law, all transfers of Shares shall be effected by transfer in writing in the usual or common form or in such other form as the Directors may accept provided always that it shall be in such a form prescribed by the exchange on which the securities of the Company are listed and may be under hand only or, if the transferor or transferee is a Clearing House (or its nominee(s)), under hand or by machine imprinted signature or by such other means of execution as the Directors may approve from time to time. .

31.
The instrument of transfer of any Share shall be executed by or on behalf of the transferor and by and on behalf of the transferee provided that the Directors may dispense with the execution of the instrument of transfer by the transferor or the transferee or accept mechanically executed transfers in any case in which they in their absolute discretion think fit to do so. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment or provisional allotment of any Share by the allottee in favour of some other person

32.
The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any Share which is not a fully paid-up Share or any transfer of any Share to a person of whom they do not approve or any Share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists. Notwithstanding the foregoing, if a transfer complies with the transferor's obligations and restrictions set forth under applicable law and rules of any stock exchange or automated quoting system on which the securities of the Company are traded (including without limitation, any United States securities law provisions) and these Articles, the Directors shall promptly register such transfer.

33	33.1
In so far as may be permitted by applicable laws and rules of any exchange or automated quoting system on which the securities of the Company are listed or traded, the Directors may, in their absolute discretion at any time and from time to time, remove any Share on the principal Register of Members to any branch Register of Members or any Share on any branch Register of Members to the principal Register of Members or any other branch Register of Members.

33.2
Unless the Directors otherwise agree (which agreement may be on such terms and subject to such conditions as the Directors in their absolute discretion may from time to time stipulate, and which agreement they shall, without giving any reason therefor, be entitled in their absolute discretion to give or withhold) no Shares on the principal Register of Members shall be removed to any branch Register of Members nor shall Shares on any branch Register of Members be removed to the principal Register of Members or any other branch Register of Members and all removals and other documents of title relating to or affecting the title to any share or other securities of the Company shall be lodged for registration, and be registered, in the case of any Shares on a branch Register of Members, at the relevant Registration Office, and, in the case of any Shares on the principal Register of Members, at the place where the principal Register of Members is located for the time being.

33.3
Notwithstanding anything contained in these Articles, the Company shall as soon as practicable and on a regular basis record in the principal Register of Members all removals of Shares effected on any branch Register of Members and shall at all times maintain the principal Register of Members and all branch Registers of Members in all respects in accordance with the Law.

34.	The Directors may also decline to register any transfer unless:-

34.1	the instrument of transfer is in respect of one class of Shares only;

34.2	the instrument of transfer is properly stamped, if required;

34.3
a fee of such maximum as the exchange on which the Shares are listed may from time to time determine to be payable(or such lesser sum as the Directors may from time to time require) has been paid to the Company;

34.4	in the case of a transfer to joint holders, the number of joint holders to whom the Shares is to be transferred does not exceed four;

34.5	the Shares transferred are free of any lien in favour of the Company; and

34.6
the instrument of transfer is accompanied by the certificate for the Shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

35.
If the Directors decline to register a transfer of Shares, they shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of the refusal.

36.
The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers circulating generally in the Relevant Territory or by electronic means, be suspended and the Register of Members closed at such time or for such period not exceeding in the whole 30 days in each year as the Directors may determine..

TRANSMISSION OF SHARES

37.
In the case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the legal personal representative, where he was sole holder, shall be the only person recognised by the Company as having any title to the Share; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any Share held by him solely or jointly with other persons. For the purpose of this Article, legal personal representative means the person to whom probate or letters of administration has or have been granted in the Cayman Islands or, tailing any such person, such other person as the Directors may in their absolute discretion determine to be the person recognised by the Company for the purpose of this Article.

38.
Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Directors as to his entitlement, either be registered himself as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Member could have made.  If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.  If he shall elect to transfer the Shares, he shall signify his election by signing an instrument of transfer of such Shares in favour of his transferee.  All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Member.

39.
A person becoming entitled to a Share in consequence of the death or bankruptcy of the Member shall (upon such evidence being produced as may from time to time be required by the Directors as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the Share, but he shall not be entitled in respect of the Share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the Share any of the rights or privileges of a Member until he shall have become registered as the holder thereof.  The Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within sixty days, the Directors may thereafter withhold payment of all dividends and other monies payable in respect of the Shares until the requirements of the notice have been complied with.

CONVERSION OF SHARES INTO STOCK

40.	The Company may by Ordinary Resolution convert any paid-up Shares into stock, and reconvert any stock into paid-up Shares of any denomination.

41.
The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations as and subject to which the Shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the Shares from which the stock arose.

42.
The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the Shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing as Shares, have conferred that privilege or advantage.

43.	Such of the Articles of the Company as are applicable to paid-up Shares shall apply to stock, and the words “Share” and “Member” herein shall include “stock” and "stock-holder”.

INCREASE OF CAPITAL

44.	The Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into new Shares of such par value, as the resolution shall prescribe.

45.	Subject to any direction to the contrary that may be given by the Company in a general meeting, all new Shares shall be at the disposal of the Directors in accordance with Article 7.

46.
The new Shares, shall be subject to the same provisions of these Articles with reference to lien, the payment of calls, lien, forfeiture, transfer, transmission and otherwise as the Shares in the original share capital.

ALTERATION OF CAPITAL

47.	The Company may from time to time by Ordinary Resolution:

47.1	consolidate and divide all or any of its share capital into Shares of larger par value than its existing Shares;

47.2	sub-divide its existing Shares, or any of them, into Shares of smaller par value than is fixed by the Memorandum of Association, subject nevertheless to the provisions of section 13 of the Law; and

47.3	cancel any Shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person.

48.	The Company may from time to time by Special Resolution:

48.1	divide its Shares into several classes and attach thereto respectively any preferential, deferred, or special rights or restrictions in accordance with Article 4; and

48.2	change the currency denomination of its share capital.

49.	Subject to the provisions of the Law and the Memorandum of Association, the Company may:

49.1
purchase its own Shares, including any redeemable Shares, provided that the manner of purchase has first been authorised by Ordinary Resolution, and may make payment therefore or for any redemption of Shares in any manner authorised by the Law, including out of capital; and

49.2	reduce its share capital and any capital redemption reserve fund in any manner whatsoever.

GENERAL MEETINGS

50.
At all times during the Relevant Period, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notice calling it. The annual general meeting shall be held in the Relevant Territory or elsewhere as may be determined by the Directors and at such time and place as the Directors shall appoint. All general meetings other than annual general meetings shall be called extraordinary general meetings.

51.
The Directors may, whenever they think fit, convene an extraordinary general meeting. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one or more Members holding in the aggregate not less than one-third of the total issued share capital of the Company entitled to vote may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

52.
The Directors shall, upon the requisition in writing of one or more Members holding it the aggregate at least one-third of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at the Registered Office of the Company. If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other Member or Members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the Registered Office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company’s Articles as to notice, as the persons convening the meeting fix.

NOTICE OF GENERAL MEETINGS

53.
For annual general meetings and extraordinary general meetings, seven days notice at the least (exclusive of the day on which the notice is served or deemed to be served, and of the day for which the notice is given) specifying the place, the day and the time of meeting and, in the case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meetings, to such persons as are entitled to vote or may otherwise be entitled under the Articles of the Company to receive such notices from the Company.  A general meeting may be convened by such shorter notice or without notice by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent in nominal value of the Shares giving that right.

54.	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any Member entitled to receive notice shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

55.
All business shall be deemed special that is transacted at an extraordinary general meeting and also all business shall be deemed special that is transacted at an annual general meeting with the exception of the following, which shall be deemed ordinary business:-

(i)	the declaration and sanctioning of dividends;

(ii)	the consideration and adoption of the accounts and balance sheets and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheets;

(iii)	the election of Directors (if required);

(iv)	the appointment of Auditors; and

(v)	the fixing of, or the determining of the method of fixing of the remuneration of the Directors and of the Auditors.

56.
No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the Meeting.  Save as herein otherwise provided, two or more Members holding in the aggregate at least one-third of the total issued share capital of the Company present in person (or, in the case of a Member being a corporation, by its duly authorised representative) or by proxy and entitled to vote shall be a quorum.

57.
If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the sleeting, the Members present shall be a quorum.

58.
A meeting of the Members may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

59.	Any Director shall be entitled to attend and speak at any general meeting of the Company.

60.
The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting he is not present within five minutes after the time appointed for holding the sleeting or is unwilling to act as chairman, the Directors present shall choose one of their number to act or, if only one Director is present, he shall preside as chairman if willing to act.  If no Director is present, or if each of the Directors present declines to take the chair, the Members present, and entitled to vote shall elect one of their number to be chairman.

61.
The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING

62.
Save where a Special Resolution or other greater majority is required by the Law or these Articles, any question proposed for consideration at any general meeting shall be decided on by an Ordinary Resolution.

63.
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

63.1	the chairman of the meeting; or

63.2	any Member or Members present in person or represented by proxy.

Unless a poll is so demanded, and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution. The demand for a poll may be withdrawn by the person or any persons making it at any time prior to the declaration of the result.

64.	If a poll is duly demanded, it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

65.
In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote and the resolution shall fail.

66.
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time later in the Meeting as the chairman of the meeting shall direct.

67.
The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

68.	On a poll votes may be cast either personally or by proxy.

69.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

70.
On a show of hands, every Member present in person or by proxy and entitled to vote shall have one vote. On a poll, every Member present in person or by proxy and entitled to vote shall have one vote for each Share of which he is the holder.

71.
In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

72.
A Member of unsound mind, or, in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis or appointed by such court, and any such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Member for the purpose of the general meetings.

73.
No Member, unless the Directors otherwise determine, shall be entitled to vote at any general meeting, unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

74.	If:-

74.1	any objection shall be raised to the qualification of any voter; or

74.2	any votes have been counted which ought not to have been counted or which might have been rejected; or

74.3	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting, at which the vote objected to is given or tendered or at which the error occurs.  Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting.  The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

75.
Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

76.
The instrument appointing a proxy or corporate representative shall be in writing under the hand of the Member or his attorney or, if the Member is a corporation, either under seal or under the hand of a director or officer or attorney duly authorised. A proxy or corporate representative need not be a Member of the Company.

77.
Any Member may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative.  Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or, in the case of a corporate representative, resolutions in writing, until notice of revocation is received at the Registered Office or at such place or places as the Directors may otherwise specify for the purpose.  Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative.  The Directors may from time to time require such evidence as they deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Directors determine that it has received the requested evidence or other evidence satisfactory to it.

78.
The instrument appointing a proxy or corporate representative, and the power of attorney (if any) under which it is signed, together with such other evidence as to its due execution as the Directors may from time to time require, shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting at least [48] hours prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution to be signed by a corporate representative, prior to the effective date of the written resolution, and in default the instrument of proxy or authorisation shall not be treated as valid PROVIDED that the chairman of the meeting may in his discretion accept an instrument of proxy or authorisation sent by email or telefax upon receipt of email or telefax confirmation that the signed original thereof has been sent.

79.
An instrument appointing a proxy may be in the following form or any other form approved by the Directors and the Directors may, if they think fit, send out with the notice of any meeting, forms of instruments of proxy or authorisation for use at that meeting:

MAXCLEAN HOLDINGS LTD

[Chinese Ommitted]

I, ___________________, of _____________________________________, hereby appoint _____________________ of _____________________ as my proxy, to vote for me and on my behalf at the general meeting of the Company to be held on ____________________.

Dated: ____________________

Name of Member:

80.
The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

81.
A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy or authorisation is used.

82.
Subject to the Law, the Directors may at their discretion waive any of the provisions of these Articles relating to proxies or authorisations and, in particular, may accept such verbal or other assurances as they think fit as to the right of any person to attend, speak and vote on behalf of any Member at general meetings or to sign written resolutions.

WRITTEN RESOLUTIONS OF MEMBERS

83.
An Ordinary Resolution or a Special Resolution (subject to the provisions of the Law) in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings, (or being corporations by their duly authorised representatives) including a resolution signed in counterpart by or on behalf of such Members or by way of signed telefax transmission, shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

84	84.1
For the purposes of this Article, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Member to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Article, a reference to such date.

84.2	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law and these Articles.

APPOINTMENT AND REMOVAL OF DIRECTORS

85.	The names of the first Directors shall be determined in writing by the subscriber of the Memorandum of Association.

86.
The number of Directors shall be not less than one nor, unless the Members by Ordinary Resolution may otherwise determine, more than ten.  Directors shall serve for such term as the Members by Ordinary Resolution may determine or in the absence of such determination, until they are removed from office or are disqualified or resign under the terms of these Articles.  All Directors, upon election or appointment must provide written acceptance of their appointment, in such form as the Directors may think fit, by notice in writing to the Registered Office within thirty days of their appointment.

87.	Any casual vacancy occurring in the Board of Directors may be filled by the Direct

88.	The Directors shall have the power at any time, and from time to time, to appoint a person as an additional Director or persons as additional Directors.

89.	The Company may by Ordinary Resolution appoint and remove a Director or Directors.

90.	No Share holding qualification shall be required for Directors unless otherwise required by the Company by Ordinary Resolution.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

91.	The office of Director shall ipso facto be vacated if the Director:

91.1	resigns his office by notice in writing to the Company; or

91.2	becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his office is vacated; or

91.3	becomes bankrupt under the laws of any country or makes any arrangement or composition with his creditors generally; or

91.4	if he ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment.

ALTERNATE DIRECTORS

92.
Any Director may in writing appoint another person to be his alternate and remove his alternate so appointed.  Any appointment or removal of an alternate by a Director shall be effected by depositing a notice of appointment or removal at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt at the Registered Office.  Any alternate may be removed by resolution of the Directors. Subject as aforesaid, the alternate shall continue in office until the date on which the relevant Director appointing him ceases to be a Director. An alternate may also be a Director in his own right and may act as alternate to more than one Director.

93.
Every such alternate shall be entitled to receive notice of all meetings of the Directors and to attend, be counted in the quorum and vote at any such meeting as a Director when the Director appointing him is not personally present and, where he is a Director in his own right, to have a separate vote on behalf of the Director he is representing in addition to his own vote and generally to perform all the functions of any Director to whom he is alternate in his absence. Every person acting as an alternate shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Articles relating to Directors and shall alone be responsible to the Company for his acts and defaults, shall be an officer of the Company and shall not be deemed to be the agent of or for any Director for whom he is alternate.  An alternate may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director.  The signature of an alternate to any resolution in writing of the Director or a committee there shall, unless the terms of this appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

DIRECTORS’ FEES AND EXPENSES

94.
The amount, if any, of Directors' fees shall from time to time be determined by the Company in general meeting or, in the absence of such a determination, by the Directors. Unless otherwise determined to the contrary, such fees shall be deemed to accrue from month to month. Each Director shall also be entitled to be paid his reasonable travelling, hotel and other expenses properly incurred by there in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.  Any director who, by request, performs services which in the opinion of the Directors go beyond the ordinary duties of a Director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

DIRECTORS’ INTERESTS

95	95.1
A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terns as the Directors may determine, and may be paid such extra remuneration therefore (whether by way of salary, commission or participation in profits or otherwise) as the Directors may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

95.2
A Director or officer may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer.

95.3
No Director or officer shall be disqualified from his office or prevented by such office from holding any office or place of profit under the Company or under any company in which the Company shall be a Member or have any interest, or from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director of officer shall be in any way interested be or be liable to be avoided nor shall any Director or officer so contracting, dealing or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.

95.4
A Director (or his alternate Director in his absence) who discloses his interest as required by this Article shall be counted in the quorum of any relevant meeting which he attends and shall be at liberty to vote in respect of any contract, dealing or transaction in which he is so interested as aforesaid.

95.5
The nature of the interest of any Director or officer in any contract, dealing or transaction with or affecting the Company shall be disclosed by him at or prior to its consideration and any vote thereon and a general notice that a Director or officer is a shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

96.
The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any clause of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid clauses or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

97.
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

98.
All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

99.
The Directors on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

100.
No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of delivery of the deed or document, the Director, Secretary or other officer or person who shall have executed the same and/or affixed the Seal (if any) thereto as the case may be for and on behalf of the Company shall have ceased to hold such office or to hold such authority on behalf of the Company.

101.
The Directors may from time to time appoint one of their number to be a managing director joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Directors may determine and may revoke or terminate any such appointments.  Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.  Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine, and either in addition to or in lieu of his remuneration as a Director.

102.
Notwithstanding any provision in these Articles to the contrary, a sole Director shall be entitled to exercise all of the powers and functions of the Directors which may be imposed on them by Law or by these Articles.

DELEGATION OF DIRECTORS’ POWERS

103.
Directors may from time to time and at any time by power of attorney appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

104.
The Directors may delegate any of the powers exercisable by them to a Managing Director, Director or any other person or persons acting individually or jointly as they may from time to time by resolution appoint upon such terms and conditions and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers.

PROCEEDINGS OF DIRECTORS

105.
The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote and the motion shall be deemed to have been lost.

106.
A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time, summon a meeting of Directors by at least five days notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered PROVIDED HOWEVER that notice may be waived by all the Directors (or their alternates) either at, before or retrospectively after the meeting is held PROVIDED FURTHER that notice or waiver thereof may be given by telex or telefax.

107.
The quorum necessary for the transaction of the business of the Directors, may be fixed by the Directors and unless so fixed by the Directors at any other number, shall be two Directors or their proxies, save where the subscriber of the Memorandum of Association or the Members in general meeting have appointed a sole Director when such Director acting alone shall constitute a quorum.  For the purpose of this Article, an alternate appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.  Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

108.
The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

109.
The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

110.
A resolution in writing signed by all of the Directors or all of the members of a committee of Directors for the time being entitled to receive notice of a meeting of the Directors (or by an alternate Director as provided in these Articles), including a resolution signed in counterpart or by way of signed telefax transmission, shall be as valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly called and constituted.

111.
To the extent permitted by law, a meeting of the Directors or a committee appointed by the Directors may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.  Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

112.
All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

COMMITTEES OF DIRECTORS

113.
The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

114.
A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

115.
A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall not have a second or casting vote and the motion shall be deemed to have been lost.

DIRECTORS’ PROXIES

116.
A Director may appoint any person to act as his proxy to attend and vote on his behalf at meetings of the Directors or any committee of Directors. Such appointment must be made in writing under the hand of the appointor, and may at any time be revoked in like manner, and may be general or for a specified period, or for specified meetings, or for specified resolutions, and may authorise and direct the appointee to be chairman if the appointor would, if present, be entitled to preside. The form of appointment of proxy may contain directions to the proxy to vote in accordance with instructions given by that Director or, in the absence of such instructions, the proxy may act in his discretion. Notice of every such appointment or revocation must be presented to the meeting of Directors at which the proxy is to be used or first used prior to the commencement of such meeting. A proxy may be given by telex or telefax. The appointee need not be a Director or Member of the Company, but he must furnish the Company with his address.

OFFICERS

117.
The Directors may appoint a Secretary and such other officers as may from time to time be required upon such terns as to duration of office, remuneration and otherwise as they may think fit. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide and the Directors may revoke or terminate any such election or appointment.  Any such revocation or termination shall be without prejudice to any claim for any damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.  Save as provided in the Law or these Articles, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Directors.

MINUTES

118.	The Directors shall cause minutes to be made and records kept for the purpose of recording:-

118.1	all appointments of officers made by the Directors;

118.2	the names of the Directors and other persons present at each meeting of the Directors and of any committee of the Directors;

118.3
all resolutions and proceedings at all meetings of the Members of the Company or any class of Members and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

SEALS AND DEEDS

119	119.1
If the Directors determine that the Company shall have a Seal, the Directors shall provide for the safe custody of the common Seal and the common Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Directors, and in the presence of a Director or of the Secretary or of such other person as the Directors may appoint for the purpose; and that Director or the Secretary or other person as aforesaid shall sign every instrument to which the common Seal of the Company is so affixed in his presence. Notwithstanding the provisions hereof, annual returns and notices filed under the Law may be executed either as a deed in accordance with the Law or by the common Seal being affixed thereto in either case without the authority of a resolution of the Directors by one Director or the Secretary.

119.2
The Company may maintain a facsimile of any common Seal in such countries or places as the Directors shall appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of the Directors and in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in his presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the common Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary or such other person as the Directors may appoint for the purpose.

119.3
In accordance with the Law, the Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by a Director or by the Secretary of the Company or by such other person as the Directors may appoint or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by a Director or the Secretary or such other person as aforesaid.

DIVIDENDS

120.
The Directors may from time to time declare dividends to be paid to the Members according to their rights and interests, including such interim dividends as appear to the Directors to be justified by the position of the Company. The Directors may also pay any fixed cash dividend which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Directors, justifies such payment.

121.	No dividend shall be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Law.

122.
Subject to the rights of Members, if any, entitled to Shares with special rights as to dividends, all dividends shall be declared and paid according to the amount paid up on the, Shares in respect of which the dividend is paid and any dividend on any class of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class, but if and so long as nothing is paid-up on any of the Shares in the Company, dividends may be declared and paid according to the number of Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.  Dividends may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend is paid.

123.
The Directors may deduct from any dividend, distribution or other ironies payable to a Member by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

124.	If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

125.
Any dividend may be paid by cheque or warrant sent through the post to the address of the Member or person entitled thereto in the Register of Members or, in the case of joint holders addressed to the holder whose name stands first in the Register of Members in respect of the Shares at his registered address as appearing on the Register of Members or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct in writing. Every such cheque or warrant shall, unless the holder or joint holders may in writing direct, be made payable to the order of the person to whom it is sent or to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register of Members in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the Shares held by such joint holders.

126.
The Directors may declare that any dividend or distribution is paid wholly or partly by the distribution of specific assets and, in particular, of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and where any difficulty arises in regard to such dividend or distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates or ignore fractions altogether and may fix the value for dividend or distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Directors.

127.
No dividend or other distribution or other monies payable by the Company on or in respect of any Share shall bear interest against the Company. All unclaimed dividends or distributions may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Any dividend or distribution unclaimed by a Member six years after the dividend or distribution payment date shall be forfeited and revert to the Company.

RESERVES

128.
The Directors may, before declaring any dividend, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose of the Company, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.  The Directors may also without placing the same to reserve carry forward any sums which they think it prudent not to distribute.

CAPITALISATION OF PROFITS

129.
The Directors may capitalise any sum standing to the credit of any of the Company's reserve accounts which are available for distribution (including its share premium account and capital redemption reserve fund, subject to the Law) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to Members in the proportions in which such suns would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.

130.
Where any difficulty arises in regard to any distribution under the last preceding Article, the Directors may settle the same as they think expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Directors.  The Directors may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

RECORD DATE

131.
The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members and, for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within 90 days prior to the date of the declaration of such dividend, fix a subsequent date as the record date for such determination. If no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

ACCOUNTS AND AUDITS

132.
The Directors shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions and otherwise in accordance with the Law.

133.
The accounting records shall be kept at the Registered Office or at such other place or places as the Directors think fit, and shall at all times be open to inspection by the Directors.  No Member (who is not also a Director) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Director or by the Members by Ordinary Resolution.

134.

134.1
The Directors shall from time to time cause to be prepared and laid before the Company at its annual general meeting profit and loss accounts and balance sheets of the Company and such other reports and documents as may be required by law and the rules of any exchange or automated quoting system on which the securities of the Company are traded. The accounts of the Company shall be prepared and audited based on the generally accepted accounting principles of [the United States], International Financial Reporting Standards, the International Accounting Standards, or such other standards as may be permitted by law and the rules of any exchange or automated quoting system on which the securities of the Company are listed or traded; and

134.2
Every balance sheet of the Company shall be signed on behalf of the board of Directors by 2 of the Directors and a copy of every balance sheet (including every document required by law to be comprised therein or annexed thereto) and profit and loss account which is to be laid before the Company at its annual general meeting, together with a copy of the Directors' report and a copy of the Auditors' report thereon, shall, not less than [211 days before the date of the meeting be delivered or sent by post together with the notice of annual general meeting to every Member, every person who holds one or more American Depository Receipt representing Shares of the Company as determined by the Directors in their discretion and every other person entitled to receive notices of general meetings of the Company under the provisions of these Articles, provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any Shares or American Depository Receipt, but any Member or holder of one or more American Depository Receipt to whom a copy of those documents has not been sent shall be entitled to receive a copy free of charge on application at the Registration Office.  If all or any of the Shares or other securities of the Company shall for the time being be (with the consent of the Company) listed, traded or dealt in on any stock exchange or market, there shall be forwarded to such stock exchange or market such number of copies of such documents as may for the time being be required under its regulations or practice.

AUDITORS

135.
The Company shall at each annual general meeting appoint one or more firms of Auditors to hold office until the conclusion of the next annual general meeting on such terms and with such duties as may be agreed with the Directors, but if an appointment is not made, the Auditors in office shall continue in office until a successor is appointed.  A Director, officer or employee of any such Director, officer or employee shall not be appointed Auditors of the Company. The board of Directors may fill any casual vacancy in the office of Auditors, but while any such vacancy continues the surviving or continuing Auditors (if any) may act.  The remuneration of the Auditors shall be fixed by or on the authority of the Company in the annual general meeting except that in any particular year the Company in general meeting may delegate the fixing of such remuneration to the board of Directors and the remuneration of any Auditors appointed to fill any casual vacancy may be fixed by the board.

136.
The Members may, at any general meeting convened and held in accordance with these Articles, remove the Auditors by Special Resolution at any tine before the expiration of the term of office and shall, by Ordinary Resolution, at that meeting appoint new auditors in its place for the remainder of the term.

137.
The Auditors of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information as may be necessary for the performance of his or their duties, and the Auditors shall audit every balance sheet and profit and loss account of the Company in each year and prepare an Auditors' report thereon to be annexed thereto. Such report shall be laid before the Company in the annual general meeting.

138.
No person other than the retiring Auditors shall be appointed as Auditors at an annual general meeting unless notice of an intention to nominate that person to the office of Auditors has been given to the Company not less than [14 clear days] before the annual general meeting, and the Company shall send a copy of any such notice to the retiring Auditors and shall give notice thereof to the Members not less than [7 days] before the annual general meeting provided that the above requirement for sending a copy of such notice to the retiring Auditors may be waived by notice in writing by the retiring Auditors to the Secretary.

139.
All acts done by any person acting as Auditors shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in their appointment or that they were at the time of their appointment not qualified for appointment or subsequently became disqualified.

SERVICE OF NOTICES AND DOCUMENTS

140.
Any notice or other document (including a share certificate) or communication may be given to any Member by the Company either personally or by sending it by courier, post, telex, telefax or email to him to his registered address, or (if he has no registered address) to the address, if any, supplied by him to the Company for the giving of notices to him.  Any notice shall be deemed to be effected.

140.1	if delivered personally or sent by courier, by properly addressing and prepaying a letter containing the notice; and to have been effected, in the case of a notice of a meeting, when delivered;

140.2
if sent by post, by properly addressing, prepaying, and posting a letter containing the notice (by airmail if available) and to have been effected, in the case of a notice of a meeting, at the expiration of three days after it was posted; and

140.3	if sent by telex, telefax or email by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day same is sent.

141.	A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register of Members in respect of the Share.

142.
A notice may be given by the Company to the person entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

143.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

143.1	every Member entitled to vote except those Members entitled to vote who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

143.2	every person entitled to a Share in consequence of the death or bankruptcy of a Member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting.

143.3	No other persons shall be entitled to receive notices of general meeting.

WINDING UP

144.	A resolution that the Company be wound up by the Court or be wound up voluntarily shall be passed by way of a Special Resolution or by unanimous written resolution of all Members.

145.
If the Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the Members in proportion to the capital paid up on the Shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid up capital, they shall be distributed, subject to the rights of any Shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid on the Shares held by them respectively.

146.
If the Company shall be wound up (in whatever manner), the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

INDEMNITY

147.
The Directors, managing director, alternate Directors, Auditors, Secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own fraud, dishonest, or recklessness. The Company may take out and pay the premium and other moneys for the maintenance of insurance, bonds and other instruments for the benefit either of the Company or the Directors (and/or other officers) or any of them to indemnify the Company and/or Directors (and/or other officers) named therein for this purpose against any loss, damage, liability and claim which they may suffer or sustain in connection with any breach by the Directors (and/or other officers) or any of them of their duties to the Company.

ORGANISATION EXPENSES

148.
The preliminary and organisation expenses incurred in forming the Company shall be paid by the Company and may be amortised in such manner and over such period of time and at such rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against Income and/or capital.

CONTINUATION

149.
The Company shall have the power, subject to the provisions of the Law and with the approval of a Special Resolution, to continue as a body incorporated under the laws of any jurisdiction outside of the Cayman Islands and to be de-registered in the Cayman Islands.

AMENDMENT OF MEMORANDUM AND ARTICLES

150.
Subject to and insofar as permitted by the provisions of the Law, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association or these Articles in whole or in part; Provided however that no such amendment shall affect the rights attaching to any class of Shares without the consent or sanction provided for in Article 5.

Dated: 30 May 2011

DESCRIPTION OF
NAME OF SUBSCRIBER	ADDRESS	SUBSCRIBER

Reid Services Limited	Clifton House	Company
75 Fort Street
PO Box 1350
Grand Cayman KY1-1108
Cayman Islands
/s/ [ILLEGIBLE]

Witness to the above signature:-

/s/ [ILLEGIBLE]
Witness